EXHIBIT 99.1

iParty Corp. Closes $2.5 Million Subordinated Debt and Warrant Financing

DEDHAM, Mass.—(BUSINESS WIRE)—September 18, 2006—iParty Corp. (AMEX: IPT - news), a party goods retailer that operates 51 iParty retail stores, today reported that it had successfully concluded its previously reported discussions and negotiations with an institutional accredited investor and raised $2.5 million through a combination of subordinated debt and warrants issued on September 15, 2006.

Under the terms of the financing, iParty has issued a three-year subordinated note that bears interest at an interest rate of prime plus one percent.  The note matures on September 15, 2009.  In addition, iParty has issued a warrant exercisable for 2,083,334 shares of iParty common stock at an exercise price of $0.475 per share, or 125% of the closing price of iParty’s common stock on the day immediately prior to the closing of the transaction.  The agreements in connection with the financing provide for certain restrictions, covenants and resale registration rights with respect to the shares of common stock underlying the warrant.

The issuance of the warrant triggers certain anti-dilution provisions of iParty’s Series B, C, and D convertible preferred stock.  As a result, the outstanding shares of these three series of preferred stock will be convertible into approximately 442,354 additional shares of common stock.  The issuance of the warrant, however, does not trigger the anti-dilution provisions of iParty’s Series E or F convertible preferred stock or any of its other outstanding warrants.

Sal Perisano, Chairman and Chief Executive Officer of iParty Corp., commented, “We are pleased to report that we have successfully completed our $2.5 million subordinated debt and warrant financing.  As we have previously disclosed, we have been evaluating and assessing the amount and timing of any additional capital that may be required to fund our operations in 2007 and beyond and, in connection with those efforts, have been exploring various financing and strategic opportunities.  We believe that today’s announcement and the capital resources that it makes available to iParty, represents an important step towards helping us address iParty’s anticipated capital requirements.  Together with the financing that will be available to us in October when we expect to exercise our right to convert at least $1,150,000 of extended Amscan payables into a promissory note payable over 36 months, the financing made available to us as a result of today’s announcement will assist us in developing our operating plan for 2007 and beyond, and will help us to better support our general operations, our anticipated infrastructure improvements, and our continuing branding marketing efforts.”

About iParty Corp.

Headquartered in Dedham, Massachusetts, iParty Corp. (AMEX: IPT - news) is a party goods retailer that operates 51 iParty retail stores and licenses the operation of an Internet site for party goods and party planning at www.iparty.com. iParty’s aim is to make throwing a successful event both stress-free and fun.  With over 20,000 party supplies and costumes and an online party magazine and party-related content, iParty offers consumers a sophisticated, yet fun and easy-to-use, resource with an extensive assortment of products to customize any party, including birthday bashes, Easter get-togethers, graduation parties, summer barbecues, and, of course, Halloween. iParty aims to offer reliable, time-tested knowledge of party-perfect trends, and superior customer service to ensure convenient and comprehensive merchandise selections for every occasion. Please visit our site at www.iparty.com.

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:  This release contains forward-looking statements that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections, including those about better business terms, future expectations of sales growth, improved gross margins, profitability, the ability to take advantage of business opportunities, and the industry and markets in which iParty operates. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing iParty’s expectations or beliefs as of any date subsequent to the date of this press release.  Important factors that may affect future operating results include, but are not limited to, economic and other developments such as unseasonable weather, that affect consumer confidence or consumer spending patterns, particularly those impacting the New England region, where 46 of our 51 stores our located, and particularly during the Halloween season, which is our single most important season; intense competition from other party supply stores and stores that merchandise and market party supplies, including big discount retailers, dollar store chains, and temporary Halloween merchandisers; the failure of any of our systems, including, without limitation, our recently-installed point-of-sale system and our existing merchandise management system, the latter of which was developed by a vendor who is no longer in business and which we are considering replacing in 2007; the success or failure of our efforts to implement our business growth and marketing strategies; our inability to obtain additional financing, if required, on terms and conditions acceptable to us; rising oil and gas prices which impact prices of petroleum-based/plastic products, which are a key raw material in much of our merchandise, affect our freight costs and those of our suppliers, and affect consumer confidence and spending patterns; third-party suppliers’ failure to fulfill their obligations to us; the availability of retail store space on reasonable lease terms; our ability to successfully integrate newly acquired stores or to successfully exploit strategic opportunities as a result of new agreements we may enter or as a result of any store closures by any of our competitors; compliance with evolving federal securities, accounting, and stock exchange rules and regulations applicable to publicly-traded companies listed on the American Stock Exchange. For a discussion of these and other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, “Risk Factors” of iParty’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and iParty’s most recently filed Quarterly Report on Form 10-Q.

Contact:
iParty Corp.
Patrick Farrell, 781-355-3717
pfarrell@iparty.com